Exhibit 23.1

Consent of PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants
111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509 7500
Facsimile +1 (403) 781 1825

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Suncor Energy Inc. (the “Company”) on Form S-8 dated March 4, 2008, of our report dated February 27, 2008 relating to the consolidated balance sheets as at December 31, 2007 and 2006 and the consolidated statements of operations and comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the three year period ended December 31, 2007 and relating to the effectiveness of internal control over financial reporting as at December 31, 2007 of the Company included in the Annual Report of the Company on Form 40-F for the fiscal year ended December 31, 2007.

“PRICEWATERHOUSECOOPERS LLP”

Chartered Accountants

Calgary, Alberta

March 4, 2008

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.